Exhibit 10.2
AMENDED AND RESTATED
SECURITIES PURCHASE AGREEMENT
     This Amended and Restated Securities Purchase Agreement (this “Agreement”) dated as of January 20, 2010 is entered into by and among LifeVantage Corporation, a Colorado corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).
RECITALS
     Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.
     In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:
     “Accredited Investor Questionnaire” means the accredited investor questionnaire, substantially in the form attached hereto as Exhibit A, delivered by the Purchasers to the Company hereunder.
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such term is used in and construed under Rule 405 promulgated under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
     “Business Day” means Monday through Friday, excluding any day of the year on which banks are required or authorized to close in the State of California.
     “Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.
     “Closing Date” means the Business Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto pursuant to Sections 2.2(a) and 2.2(b), and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.
     “Common Stock” means the common stock of the Company, par value $0.001 per share.
     “Debentures” means the Restated 8% Convertible Debentures, substantially in the form attached hereto as Exhibit B, issued by the Company to the Purchasers hereunder.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Governmental Entity” means any foreign, federal, state, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any United States court, tribunal, or judicial or arbitral body of any nature; or any United States body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
     “Person” means an individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.
     “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities” means the Debentures, the Warrants and the Underlying Shares.
     “Short Sales” include (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.
     “Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Debentures and Warrants purchased at the Closing and as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars in immediately available funds.
     “Transaction Documents” means this Agreement, the Debentures, the Warrants, all exhibits and schedules hereto and thereto and any other agreements executed in connection with the transactions contemplated hereunder.
     “Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or redemption of the Debentures and upon exercise of the Warrants.
     “Warrants” shall mean the restated common stock purchase warrants, substantially in the form attached hereto as Exhibit C, delivered to the Purchasers at the Closing in accordance with Section 2.2(b)(3)(C).
     “Warrant Purchase Price” means the dollar amount equal to the quotient obtained by dividing (i) a Purchaser’s Subscription Amount by (ii) $1,000.
ARTICLE II
PURCHASE AND SALE
     2.1 The Debentures and Warrants; Closings.

          (a) Issuance of Debentures. Subject to all of the terms and conditions hereof, the Company agrees to sell to each Purchaser, and each Purchaser, severally and not jointly, agrees to purchase from the Company, a Debenture in the principal amount equal to the difference between (i) the amount of such Purchaser’s Subscription Amount and (ii) the amount of such Purchaser’s Warrant Purchase Price as the same shall be set forth on Schedule I attached hereto.
          (b) Issuance of Warrants. Concurrently with the issuance of a Debentures to a Purchaser, the Company will issue to such Purchaser a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 50% of the quotient obtained by dividing such Purchaser’s Subscription Amount by $0.20. In consideration for the issuance of the Warrants to the Purchasers, at the applicable Closing, such Purchaser shall pay to the Company such Purchaser’s Warrant Purchase Price as the same shall be set forth on Schedule I attached hereto.
          (c) Closing. Each purchase and sale of the Debentures and Warrants shall take place at a Closing to be held at such time and location as the Company and the Purchasers participating in such Closing shall mutually agree and upon satisfaction of the covenants and conditions set forth in Section 2.2. At each Closing, each Purchaser participating in such Closing shall deliver to the Company via wire transfer or a certified check of immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to such Purchaser its respective Debenture and Warrant as determined pursuant to Sections 2.1(a) and 2.1(b) above and as shall be set forth on Schedule I attached hereto. In addition, at each Closing, the Company and each Purchaser shall deliver the items set forth in Section 2.2 deliverable at a Closing. At each Closing, the Company shall update the Schedule of Purchasers attached as Schedule I hereto to identify the relevant Closing Date and list the name and address for each Purchaser participating in such Closing, together with such Purchaser’s Subscription Amount and the allocation thereof, which update shall not require any formal amendment hereunder pursuant to Section 5.5.
     2.2 Closing Conditions.
          (a) The obligations of the Company to a Purchaser hereunder in connection with a Closing are subject to the following conditions being met, to the extent not waived by the Company in writing:
          (1) the accuracy in all respects when made and on such Closing Date of the representations and warranties of such Purchaser contained herein;
          (2) all obligations, covenants and agreements of such Purchaser required to be performed at or prior to such Closing Date shall have been performed; and
          (3) the Company shall have received:
          (A) this Agreement duly executed by such Purchaser;
          (B) the full amount of such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company; and
          (C) the Accredited Investor Questionnaire completed and duly executed by such Purchaser.
          (b) The respective obligations of the Purchasers hereunder in connection with a Closing are subject to the following conditions being met to the extent not waived by such Purchaser:

          (1) the accuracy in all material respects (except to the extent that such representations and warranties are qualified by materiality, material adverse effect, or words of like effect, in which case such representations and warranties shall be true in all respects) when made and on such Closing Date of the representations and warranties of the Company contained herein;
          (2) all obligations, covenants and agreements of the Company required to be performed at or prior to such Closing Date shall have been performed; and
          (3) such Purchaser shall have received:
          (A) this Agreement duly executed by the Company;
          (B) a Debenture in principal amount calculated as set forth in Section 2.1(a) and as shall be set forth on Schedule I attached hereto, registered in the name of such Purchaser;
          (C) a Warrant registered in the name of such Purchaser to purchase the number of shares of Common Stock as set forth in such Warrant; and
          (D) a certificate signed by the Company’s Chief Executive Officer or Chief Financial Officer, in such Person’s capacity as an officer of the Company, to the effect that the representations and warranties of the Company in Section 3.1 are true and correct in all material respects (except to the extent that such representations and warranties are qualified by materiality, material adverse effect, or words of like effect, in which case such representations and warranties shall be true in all respects) as of, and as if made on, the date of this Agreement and as of such Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 2.2(b); provided, however, that the foregoing certificate shall not be required if such Closing Date occurs on the date of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the applicable Closing Date to each Purchaser as follows:
          (a) Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to perform its obligations under this Agreement. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in (i) a material adverse effect on the business of the Company taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
          (b) Authorization. The execution, delivery and performance by the Company of this

Agreement and each other Transaction Document to which it is a party and each of the transactions contemplated hereby or thereby have been duly and validly authorized by the Company, and no other corporate act or proceeding on the part of the Company, its board of directors or its stockholders is necessary to authorize the execution, delivery or performance by the Company of this Agreement or any Transaction Document to which it is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes, and the other Transaction Documents upon execution and delivery by the Company will each constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
          (c) No Conflict. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is a party and the consummation of each of the transactions contemplated hereby or thereby will not (i) violate or conflict with the certificate of incorporation or bylaws of the Company, (ii) violate, conflict with, result in any material breach of, constitute a default under, result in the termination of, result in the acceleration of any obligations under, result in a material change in terms of, create in any party the right to accelerate, terminate, modify or cancel, or require any consent or notice under, or create an event that, with the giving of notice or the lapse of time, or both, would be a default under or material breach of, any judgment, order, writ, injunction, decree or demand of any Governmental Entity that materially affects the ability of the Company to perform its obligations under this Agreement; (iii) result in the creation or imposition of any Lien upon any assets or any of the equity of the Company, or which affects the ability to conduct its business as conducted prior to the date of this Agreement or perform its obligations under this Agreement; (iv) require any declaration, filing or registration with, or authorization, consent or approval of, exemption or other action by or notice to, any Governmental Entity or other Person under the provisions of any law or any agreement to which the Company is subject other than the filing of a Form D with the SEC and such filings as are required to be made under applicable state securities laws.
          (d) Legal Proceedings. There is no action, claim, suit or proceeding pending by or against the Company that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the execution and delivery by the Company of this Agreement or any of the Transaction Documents to which it is a party or the performance of the Company hereunder or thereunder or which would, if such action, claim, suit or proceeding were adversely determined, result in (i) a material adverse effect on the business of the Company taken as a whole, or (ii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
          (e) Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.
          (f) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2009 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports (i) were complete and accurate in all material respects and (ii) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.
          (g) Preemptive and Other Rights. Other than the rights afforded to the purchasers of the Company’s securities offered pursuant to a unit subscription agreement and an amendment to the unit subscription agreement dated March 30, 3009, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.
          (h) Financial Statements. The audited consolidated financial statements of the Company (including the notes thereto) included in the Annual Report on Form 10-K filed by the Company with the SEC on September 28, 2009, fairly present, in all material respects, the assets, liabilities and consolidated financial position of the Company as of the dates indicated and the results of operations for the periods then ended.
          (i) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.
     3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the applicable Closing Date to the Company as follows:
          (a) Organization; Authority. Such Purchaser, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, and the execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
          (b) Own Account. Such Purchaser (i) understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law (ii) is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities (within the meaning of Section 2(11) of the Securities Act) or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and (iv) has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws).
          (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.
          (d) Residency. Such Purchaser’s principal executive offices (or residence, in the case of a Purchaser that is an individual) are in the jurisdiction set forth in the Accredited Investor Questionnaire.
          (e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives (who are unaffiliated with and who are not compensated by the Company or any Affiliate of the Company and who are not selling agents of the Company), has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
          (f) No Representations. Such Purchaser confirms that neither the Company nor any of its authorized agents has made any representation or warranty to such Purchaser about the Company or the Securities other than those set forth in this Agreement, and that such Purchaser has not relied upon any other representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement.
          (g) Investment Risks. Such Purchaser acknowledges and is aware that: (i) there are substantial restrictions on the transferability of the Securities, (ii) the Securities will not be, and such Purchaser does not have the right to require that the Securities be, registered under the Securities Act; and (iii) the certificates representing the Securities shall bear a legend similar to the legend set out in Section 4.1.
          (h) Opportunity to Ask Questions. During the course of the transaction contemplated by this Agreement, and before acquiring the Securities, such Purchaser has had the opportunity (i) to be provided with financial and other written information about the Company, and (ii) to ask questions and receive answers concerning the business of the Company and its finances. Such Purchaser has, to the extent it has availed itself of this opportunity, received satisfactory information and answers.
          (i) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or, to its knowledge, in any other form of general solicitation or general advertisement.
          (j) Investor Questionnaire. The Accredited Investor Questionnaire completed by such Purchaser is accurate, true and complete in all respects.
          (k) No Governmental Review. Such Purchaser understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
          (l) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.
          (m) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.
          (n) Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted regarding the transactions contemplated hereby until the date hereof, neither such Purchaser nor any Affiliate of such Purchaser that (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, and (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including any Short Sales involving the Company’s securities).
          (o) Reliance by the Company. Such Purchaser understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Securities under the Securities Act and under the securities laws of all applicable states and for other purposes.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
          (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or in compliance with Rule 144 or to the Company, the Company may require the transferor thereof to provide to the Company, at the transferor’s sole expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act and such transfer is in compliance with applicable state securities laws. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.
          (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any certificate representing any of the Securities in the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION AFFORDED BY THE SECURITIES ACT AND/OR RULES PROMULGATED BY THE COMMISSION PURSUANT THERETO. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE ALSO NOT BEEN REGISTERED OR QUALIFIED (AS THE CASE MAY BE) UNDER THE SECURITIES LAWS OF ANY STATE OR TERRITORY OF THE UNITED STATES (THE “BLUE SKY LAWS”), IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION (AS THE CASE MAY BE)

AFFORDED UNDER SUCH SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR THE HOLDER’S OWN ACCOUNT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION.
     4.2 Securities Laws Disclosure; Publicity. The Company shall have sole control over any press release, public announcement, statement or acknowledgment with respect to this Agreement and the consummation of the transactions contemplated herein.
     4.3 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.
ARTICLE V
MISCELLANEOUS
     5.1 Termination. This Agreement may be terminated by either the Company or any Purchaser (as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers), by written notice to the other parties, if a Closing hereunder has not been consummated on or before November 30, 2009; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party (or parties) and provided that this ARTICLE V shall survive the termination of this Agreement and shall remain in full force and effect.
     5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.
     5.3 Entire Agreement. This Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     5.4 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be sufficiently given if (a) delivered personally or (b) sent by registered or certified mail, postage prepaid, or (c) sent by overnight courier with a nationally recognized courier, or (d) sent via facsimile confirmed in writing in any of the foregoing manners, as set forth on the signature pages attached hereto if delivered to Purchasers, or as follows if delivered to the Company:

LifeVantage Corporation 11545 West Bernardo Court, Suite 301 San Diego CA 92127 Attention: Carrie E. Carlander Fax: (858) 430-5269

With a copy to:	Sheppard Mullin Richter & Hampton, LLP
12275 El Camino Real, Suite 200
San Diego, CA 92130-2006
Attention: Kirt Shuldberg
Fax: 858.523.6712
If sent by mail, notice shall be considered delivered five Business Days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered upon receipt thereof. Any party may by notice to the other parties change the address or facsimile number to which notice or other communications to it are to be delivered or mailed.
     5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding Debentures representing a majority of the aggregate principal amount then outstanding of the Debentures then held by Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
     5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
     5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns (including by merger, share exchange or other similar corporate reorganization or similar transaction).
     5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
     5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of San Diego in the State of California (the “California Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such California Courts, or such California Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby.
     5.10 Survival. The representations and warranties of the Company and each Purchaser shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.
     5.11 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile and PDF signatures shall be treated as if they were originals.
     5.12 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.
     5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     5.14 Independent Nature of Purchasers’ Obligations and Rights; Separate Counsel. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement or any other related agreement. Nothing contained herein, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of any related agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser acknowledges and agrees that such Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Agreement.
     5.15 Attorney’s Fees. In any proceeding arising out of this Agreement, including with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and actual attorneys’ fees. As used in this Agreement, “actual attorneys’ fees” shall mean the full and actual cost of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual hourly fees charged by the attorneys performing such services.
     5.16 Construction. This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning as if the parties had prepared it together and not strictly for or against any party. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Currency amounts referenced herein, unless otherwise specified, are in U.S. dollars. Unless the context otherwise requires, references herein: (i) to the masculine, feminine or neuter gender includes others (ii) to articles, sections, schedules and exhibits are to articles, sections, schedules and exhibits of or to this Agreement; (iii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iv) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LifeVantage Corporation, a Colorado corporation
By:
	Name:	Carrie E. Carlander
	Title:	Chief Financial Officer, Secretary & Treasurer

[Signature Pages For Purchasers Follow]
[Signature Page to Amended and Restated Securities Purchase Agreement]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
Facsimile Number of Purchaser:
Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount:
Warrants:
EIN Number:
[Signature Page to Amended and Restated Securities Purchase Agreement]

SCHEDULE I
SCHEDULE OF INVESTORS
January 20, 2010

	Warrant	Principal
	Purchase	Amount of	Subscription
Investor Name and Address	Price	Debenture	Amount
James W. Gallaway 50 N. Sierra St. #1011, Reno, NV 89501	$15.00	$14,985.00	$15,000.00
Steven C. Bishop Trust dtd 12-18-2000 8237 Swadley Ct., Arvada, CO 80005	$40.00	$39,960.00	$40,000.00
Brook P. Tilley 6386 S. Olive St., Centennial, CO 80111	$10.00	$9,990.00	$10,000.00
Scott E. Douglass 2709 Westminster Ave., Dallas, TX 75205	$30.00	$29,970.00	$30,000.00
John F. Lutz II 1060 Ritters Rd, Reading PA 19606	$200.00	$199,800.00	$200,000.00
EDJ Limited Atten. Jeffrey H. Porter 300 Drakes Landing Rd., Ste. 175, Greenbrae, CA 94904	$30.00	$29,970.00	$30,000.00
Porter Partners L.P. Atten. Jeffrey H. Porter 300 Drakes Landing Rd., Ste. 175, Greenbrae, CA 94904	$70.00	$69,930.00	$70,000.00
Michael E. Donnelly 614 S. Race St., Denver, CO 80209	$10.00	$9,990.00	$10,000.00
Edward Vierheller 53 La Crosse Dr., Morgan Hill, CA 93037	$25.00	$24,975.00	$25,000.00
Julia Donovan Trust 2440 CR 44 West, Eustis, FL 32726	$10.00	$9,990.00	$10,000.00

	Warrant	Principal
	Purchase	Amount of	Subscription
Investor Name and Address	Price	Debenture	Amount
Darryl Donovan 53 La Crosse Dr., Morgan Hill, CA 93037	$15.00	$14,985.00	$15,000.00
Mark S. Fitzhugh 16 Tradition Lane, Brentwood, TN 37027	$20.00	$19,980.00	$20,000.00
Richard H. Kiyabu & Naomi S. Kiyabu 1536 Ala Puumalu St., Honolulu, HI 96818	$50.00	$49,950.00	$50,000.00
David S. Matteson 19255 Sixpenny Lane, Monument, CO 80132	$10.00	$9,990.00	$10,000.00
Byron Matteson PO Box 7382, Colorado Springs, CO 80933	$10.00	$9,990.00	$10,000.00
Velcro LLC Atten. Brian Miller 60 Summit Ave., Mill Valley, CA 94941	$100.00	$99,900.00	$100,000.00
Gregory McGraime 10 Excalibur Lane, Nesconset, NY 11767	$10.00	$9,990.00	$10,000.00
Michael F. Tilley 2944 Central Park Blvd., Denver, CO 80238	$10.00	$9,990.00	$10,000.00
The Elite Plan LLC Atten. Lydia Michael 2286 E. Redfield Rd., Gilbert, AZ 85234	$52.00	$51,948.00	$52,000.00
Richard Burtness 2401A Waterman Blvd., #4-133, Fairfield, CA 94534	$15.00	$14,985.00	$15,000.00
Next View Capital LP Atten. Stewart Flink 180 Crestview Dr., Deerfield, IL 60015	$200.00	$199,800.00	$200,000.00
Si C. Timberman 20 Oak Shade Lane, Novato, CA 94945	$20.00	$19,980.00	$20,000.00
Jon B. Kruljac 8873 E. Bayou Gulch Rd., Parker, CO 80134	$20.00	$19,980.00	$20,000.00
William D. Moreland 1655 East Layton Dr., Englewood, CO 80113	$100.00	$99,900.00	$100,000.00
Gregory G. Sauber 1124 S. Gilpin St., Denver, CO 80210	$10.00	$9,990.00	$10,000.00
Christopher Bulger 240 Arguello Blvd., San Francisco, CA 94118	$30.00	$29,970.00	$30,000.00

	Warrant	Principal
	Purchase	Amount of	Subscription
Investor Name and Address	Price	Debenture	Amount
John Dexter 1876 Bocale Ct., Las Vegas, NV 89123	$15.00	$14,985.00	$15,000.00
Chris Wrolstad 1936 Alkire St., Golden, CO 80401	$20.00	$19,980.00	$20,000.00
David B. Clark 221 Avenue I, Redondo Beach, CA 92077	$30.00	$29,970.00	$30,000.00
Charles Wysocki 4 Prestwick Place, Brentwood, TN 37027	$40.00	$39,960.00	$40,000.00
Carlton Family Trust Dated 12/09/1998 26391 Cherry Hills Blvd., Sun City, CA 92586	$15.00	$14,985.00	$15,000.00
David Huebner 1312 Devonshire Dr., El Cerrito, CA 94530	$25.00	$24,975.00	$25,000.00

Total	$1,257.00	$1,255,743.00	$1,257,000.00